Exhibit 10.2

Equity Transfer Agreement

This Equity Transfer Agreement (this “Agreement”) is made and entered into on January 11, 2019, by and between:

(1)         YX Management Holding Ltd., a limited liability company incorporated under the laws of the British Virgin Islands, with its registered office at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, and its registration number of 1989591 (“Party A”); and

(2)         YuXiong International Investment Ltd., a limited liability company incorporated under the laws of the British Virgin Islands, with its registered office at Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands, and its registration number of 2002368  (“Party B” ).

(Party A and Party B are referred to herein individually as a “Party” and collectively as the “Parties”).

WHEREAS:

1. Party A, as a shareholder of YX Asset Recovery Limited (the “Listing Entity”, an exempted limited liability company incorporated under the laws of the Cayman Islands), currently holds 6,200,000 ordinary shares of the Listing Entity with a shareholding proportion of 62%. The Listing Entity controls Hunan Yongxiong Asset Management Group Co., Ltd. (“Yongxiong Group”) by agreement, a limited liability company incorporated under the PRC laws.

2. Party B, as the shareholding platform holding the equity in the Listing Entity for the employees of Yongxiong Group, consists of shareholders all of whom are employees of Yongxiong Group and its affiliates. The shareholders recognize the corporate value of Yongxiong Group and its affiliates, and plan to make equity investments in the Listing Entity through Party B, so as to indirectly hold the equity of the Listing Entity.

3. Party A intends to transfer part of its equity in the Listing Entity to Party B, and Party B agrees to accept such equity.

4. Each shareholder of Party B has signed an Equity Incentive Agreement (the “Incentive Agreement”) with Party A and Party B at the same time of signing this Agreement.

Through consultation, the Parties hereby reach the following agreement on the transfer and acceptance of the equity of the Listing Entity:

I.                        Number and Price of Transferred Equity

1.                      Party A will transfer to Party B its 1,500,000 ordinary shares in the Listing Entity (“Designated Equity”) and the corresponding interests therein (including cash dividend).

2.                      The Parties confirm through consultation that the transfer price of the Designated Equity is US$3.22 per share and the total transfer price of the equity is US$4,834,130 (the “Equity Transfer Price”).

II.                   Establishment and Effectiveness of this Agreement

This Agreement shall be established and become effective as of the date when it is signed by the Parties.

III.              Payment of Equity Transfer Price

Upon effectiveness of this Agreement, Party B shall pay the Equity Transfer Price, totaling US$4,834,130, to Party A as instructed by Party A.

IV.               Handling of Equity Transfer and other Procedures

Party A shall, within 10 business days upon receipt of the Equity Transfer Price, cooperate with Party B and the Listing Entity in going through the registration procedures in connection with the Designated Equity.

V.                    Transfer of Shareholder Rights and Obligations

Upon completion of the registration procedures for the transfer of the Designated Equity, Party B shall assume the shareholder rights and obligations originally enjoyed by Party A pursuant to the Designated Equity.

VI.               Representations and Warranties of Party A

Party A represents and warrants that:

1.                      Party A is duly incorporated under the laws of the British Virgin Islands and validly existing, with full legal authorities and authorizations required to perform its obligations under this agreement ; and

2.                      The equity transferred by Party A is legally owned by Party A, and there is no restriction on transfer, such as freezing, except for the pledge already disclosed, nor is the Designated Equity held by Party A on behalf of any other person.

VII.          Representations and Warranties of Party B

Party B represents and warrants that:

1.                      Party B is duly incorporated under the laws of the British Virgin Islands and validly existing;

2.                      The execution and performance of this Agreement by Party B has undergone the necessary internal approval procedures and has been fully authorized. The execution and performance of this Agreement will not violate any other legal obligations undertaken by Party B; and

3.                      Party B will perform its payment obligation as agreed herein.

VIII.     Costs and Fees

Costs and fees arising from the execution and performance of this Agreement shall be borne by each Party respectively.

IX.              Liability for Breach

1.                      Should either Party breach this Agreement, it shall be liable to the other Party for breach and shall indemnify the other Party for all the economic losses caused thereby, including direct and indirect losses;

2.                      If either Party assumes liability for breach of this Agreement, the other Party shall have the right to further require the breaching party to continue to perform this Agreement.

X.                   Applicable Law and Dispute Resolution

1.                      The conclusion, entry into force, performance, modification, interpretation and termination of this Agreement shall be governed by the laws of the Cayman Islands.

2.                      Any controversy, dispute, disagreement or claim arising out of or in connection with this Agreement, including the existence, validity, expiration, performance, breach or termination of this Agreement, or any non-contractual dispute arising out of or in connection with this Agreement, shall first be settled by the Parties through friendly negotiation. In case no solution can be reached through friendly consultation, such dispute shall be submitted to an institution under the administration of the Hong Kong International Arbitration Centre for final resolution in accordance with UNCITRAL Arbitration Rules, effective at the time of submission of the arbitration notice and as amended by the HKIAC Procedures for the Administration of International Arbitration.

XI.              Miscellaneous

1.                      For matters not covered hereby, the Parties may separately negotiate and sign a written supplementary agreement, which shall have the same legal effect as this Agreement.

2.                      This Agreement is made in quadruplicate, with two copies to be held by each Party, which shall be equally authentic.

(The following page is intentionally left blank to serve as the signature page)

IN WITNESS WHEREOF, this Share Transfer Agreement has been executed by and between the Parties as of the date first above written:

Party A: YX Management Holding Ltd.

By:	/s/ Tan Man
Name:	Tan Man
Title:	Executive Director

Party B: YuXiong International Investment Ltd.

By:	/s/ Tan Man
Name:	Tan Man
Title:	Executive Director